SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 16, 2007

MSGI SECURITY SOLUTIONS, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-16730	88-0085608
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

575 Madison Avenue
New York, New York 10022
(Address of Principal Executive Offices)

917-339-7134
(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2007 the Company issued 850,000 unregistered common shares to Coda Octopus Group, Inc. (CODA) as full and final payment and a release of all financial obligations resulting from loans made by CODA to the Company and/or Innalogic LLC, the Company’s subsidiary through the period ended March 30, 2007. As disclosed in the Company’s report on Form 10QSB, during the quarter ended December 31, 2006, the Company received funding, from a certain New York based homeland security firm as an advance in contemplation of a further strategic transaction between the two parties. This certain firm also paid directly, in support of our subsidiary Innalogic LLC, certain operating expenses. CODA is also in the security technology business and it is believed that a strategic relationship with CODA would yield a stronger competitive offering to potential customers.

Item 9.01. Financial Statements and Exhibits

(a)	N/A

(b)	N/A

(c)	N/A

(d)	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSGI SECURITY SOLUTIONS, INC.

Date: May 18, 2007	By: /s/ Richard J. Mitchell III
Name: Richard J. Mitchell III, Chief Accounting Officer